Exhibit 99.1

Edge Therapeutics Names W. Bradford Middlekauff as Senior Vice President, General Counsel and Secretary

BERKELEY HEIGHTS, N.J. – November 5, 2015 – Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical stage biotechnology company developing novel hospital-based therapies in the management of acute, life threatening conditions, today announced that W. Bradford Middlekauff has joined as Senior Vice President, General Counsel and Secretary, reporting to Brian A. Leuthner, President and Chief Executive Officer.

“Brad has extensive legal, governance, and business development experience with both public and private emerging growth life science companies. He will be a valuable addition to our senior leadership team as we seek to advance our lead product, EG-1962, and other pipeline products through the development process,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer.

Most recently, Mr. Middlekauff served as Executive in Residence at Princeton University and as Chief Business Officer and General Counsel for Transparency Life Sciences, LLC. From 2008 to 2013, Mr. Middlekauff was Chief Legal Officer, General Counsel, and Secretary at Kolltan Pharmaceuticals, Inc., where he also ran the business development function. Prior to joining Kolltan, Mr. Middlekauff served as Senior Vice President, General Counsel and Secretary of Medarex, Inc. from 2000 to 2007 and Senior Vice President, Strategic Planning of Medarex from 2007 to 2008. Before Medarex, Mr. Middlekauff served as Vice President, Business Development and General Counsel at Algos Pharmaceuticals. Mr. Middlekauff began his legal career as an associate with the law firm of Cooley Godward LLP, where he advised life science companies on a broad range of business and legal matters. Mr. Middlekauff received an A.B. degree from Brown University and a J.D. degree from Yale Law School.

About Edge Therapeutics, Inc.

Edge Therapeutics is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms in the management of acute, life-threatening neurological conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, or aSAH, which is bleeding around the brain due to a ruptured brain aneurysm. EG-1964, Edge’s second product candidate, is being evaluated as a potential prophylactic treatment in the management of chronic subdural hematoma, to prevent recurrent bleeding on the surface of the brain.

For additional information about Edge Therapeutics, Inc., please visit www.edgetherapeutics.com.

1

Forward-Looking Statements

This press release and any statements of representatives and partners of Edge Therapeutics, Inc. (the “Company”) related thereto that are not historical in nature (including but not limited to upcoming milestones) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond the Company’s control) as described under the heading “Risk Factors” in the Company’s filings with the United States Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor Contact:

Allison Wey
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: awey@edgetherapeutics.com

2